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                                                                   Page 52 of 55

                                  EXHIBIT 10-11

                                 GENERAL RELEASE

         CEPHAS CAPITAL PARTNERS, L.P., a New York limited partnership with an office at 57 Monroe Avenue, Pittsford, New York 14534, as RELEASOR, in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration received from GBC LIQUIDATING CORP., as successor to Genesee Corp., formerly known as The Genesee Brewing Company, Inc., a New York Corporation with an office at 16 West Main Street, Rochester, New York 14614, as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges the RELEASES, RELEASEE'S shareholders, directors, officers, employees, representatives, agents, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity which against the RELEASES, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, including, without limiting the generality of the foregoing, the obligations of Releasee to Releasor set forth in the Intercreditor Agreement dated as of December 15, 2000 among Releasee, Releasor, High Falls Brewing Company, LLC and Manufacturers and Traders Trust Company. This Release is expressly conditioned upon and shall not become effective unless after the date hereof and on or before July 31, 2004 Releasor receives payment of at least $120,000 (the "DEFAULTED INTEREST PAYMENT") under the Subordinated Promissory Note dated December 15; 2000 made by High Falls Brewing Company, LLC. Releasor shall promptly and accurately respond to any inquiry made by Releasee as the whether the Defaulted Interest Payment has been received by Releasor and the time of receipt, and upon the written request of Releasee will confirm such response in writing (including, if applicable in such confirmation that the Defaulted Interest Payment was made on or prior to July 31, 2004, and if so made that this Release is in full force and effect).

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, RELEASOR has caused this RELEASE to be executed on the 21st day of May, 2004.

                                           CEPHAS CAPITAL PARTNERS, L.P.

                                           By: Chephas LLC, Its General Partner

                                           By: /s/ Jeffery S. Holmes
                                               --------------------------------
                                               Jeffery S. Holmes
                                               Managing Member

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                                                                   Page 53 of 55

STATE OF NEW YORK )
COUNTY OF MONROE  ) ss:

         On the ___ day of May in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared __________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                ________________________________
                                                Notary Public